                                                                    EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 2002 combines the historical consolidated balance sheets of UCBH Holdings, Inc. and Bank of Canton of California as if the merger between United Commercial Bank, a wholly owned subsidiary of UCBH, and Bank of Canton of California (the "Merger") had been effective on that date, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2002 and for the year ended December 31, 2001 present the combined results of operations of UCBH and BCC as if the Merger had been effective at the beginning of each period presented.

The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the accounting for the merger under the purchase method of accounting.

The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of UCBH's and BCC's separate financial results; you should not assume that UCBH or BCC would have achieved the pro forma combined results if they had actually been combined during the periods presented.

The combined company expects to achieve merger benefits resulting from cost savings, balance sheet restructuring, effective capital utilization, and revenue enhancements. The combined company also expects to dispose of certain assets of BCC and restructure the balance sheet of BCC. The pro forma earnings, which do not reflect the direct costs or potential cost savings or revenue enhancements which may result from a balance sheet restructuring or the consolidation of the operations of UCBH and BCC, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings or revenue enhancements.

The finalization of estimates pertaining to the assets and liabilities of BCC may affect the allocation of the purchase price, the actual amount of goodwill and consequently, future net income. However, any such finalization of estimates is not expected to have a significant impact on the ultimate amount of goodwill. The adjustments already included in the Unaudited Pro Forma Condensed Combined Statements of Income are subject to change as additional information becomes available. Accordingly, the final combined amounts will differ from those set forth in the Unaudited Pro Forma Condensed Combined Statements of Income.

The Unaudited Pro Forma Condensed Combined Financial Information and the accompanying notes have been prepared from, and should be read in conjunction with and are qualified in their entirety by the historical consolidated financial statements and notes thereto of UCBH filed in its Annual Report on Form 10-K for the year ended December 31, 2001 and quarterly report on Form 10-Q for the nine months ended September 30, 2002. The Unaudited Pro Forma Condensed Combined Financial Information and the accompanying notes should also be read in conjunction with and are qualified in their entirety by the consolidated historical financial statements of BCC, which are included as an exhibit to this Form 8-K.

The pro forma data are also not necessarily indicative of the results of operations which would have been realized had the acquisition been consummated during the period for which the pro forma statements of income is presented.

In addition, certain statements contained in this Form 8-K, including without limitation, statements containing the words "confident that," "believes," "plans," "expects," "anticipates," and words of similar import, constitute "forward-looking statements" within the meaning of applicable law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of UCBH or UCB to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which UCBH or UCB operates; demographic changes; the ability of UCBH and UCB to assimilate BCC; competition; fluctuations in market interest rates; changes in business strategies; changes in governmental regulation; changes in credit quality and other risks and other uncertainties, including those detailed in the most recent quarterly and annual reports filed by UCBH with the Securities and Exchange Commission. Given these risks and uncertainties, undue reliance should not be placed on such forward-looking statements. UCBH and UCB disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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
              UCBH Holdings, Inc. and Bank of Canton of California
                   Unaudited Pro Forma Combined Balance Sheet
                               September 30, 2002
                             (Dollars in Thousands)

                                                                                                     Pro Forma  Notes     Pro Forma
                                                                      UCBH             BCC          Adjustments  (1)      Combined
                                                                   -----------      -----------     ----------- -----   -----------
Assets

Cash and due from banks                                            $    55,343      $    20,520      $ (26,950)   (2)   $    48,913
Federal funds sold and securities purchased under agreements
    to resell                                                               --           21,000             --               21,000
Investment and mortgage-backed securities available
    for sale, at fair value                                            725,045          901,335        (14,206)   (3)     1,612,174
Investment and mortgage-backed securities held to
    maturity, at cost                                                   63,624               --             --               63,624
Federal Home Loan Bank Stock and equity securities                      24,434               --             --               24,434
Loans                                                                2,440,961          515,389          1,690    (4)     2,958,040
Allowance for loan losses                                              (38,966)          (8,960)            --              (47,926)
                                                                   -----------      -----------      ---------          -----------
Net loans                                                            2,401,995          506,429          1,690            2,910,114
Intangibles                                                                 --               --         52,926    (5)        52,926
Premises and equipment, net                                             18,891           24,148         38,108    (6)        81,147
Other real estate owned                                                     --              421             --                  421
Accrued interest receivable and other assets                            36,733           17,260         (3,115)   (7)        50,878
                                                                   -----------      -----------      ---------          -----------
     Total assets                                                  $ 3,326,065      $ 1,491,113      $  48,453          $ 4,865,631
                                                                   ===========      ===========      =========          ===========



Liabilities

Deposits                                                           $ 2,749,661      $ 1,249,550      $   3,419    (8)   $ 4,002,630
Borrowings                                                             258,000           35,000         82,533    (9)       375,533
Guaranteed preferred beneficial interests in junior
     subordinated debentures                                            71,000               --         65,000   (10)       136,000
Accrued interest payable and other liabilities                          31,601           27,779         25,035   (11)        84,415
                                                                   -----------      -----------      ---------          -----------
     Total liabilities                                               3,110,262        1,312,329        175,987            4,598,578
                                                                   -----------      -----------      ---------          -----------



Commitment and contingencies                                                --               --             --                   --



Stockholders' Equity

Preferred stock, $.01 par value, authorized 10,000,000
     shares, none issued and outstandings                                   --               --             --                   --
UCBH Common stock, par value $.01 authorized 90,000,000 shares             197               --             13                  210
BCC Common stock, par value $100 authorized and
     issued 20,000 shares                                                   --            2,000         (2,000)                  --
Additional paid-in capital                                              72,567           23,000         28,237              123,804
Accumulated other comprehensive income                                   6,029           18,263        (18,263)               6,029
Retained earnings-substantially restricted                             137,010          135,521       (135,521)             137,010
                                                                   -----------      -----------      ---------          -----------
     Total stockholders' equity                                        215,803          178,784       (127,534)  (12)       267,053
                                                                   -----------      -----------      ---------          -----------
     Total liabilities and stockholders' equity                    $ 3,326,065      $ 1,491,113      $  48,453          $ 4,865,631
                                                                   ===========      ===========      =========          ===========

              UCBH Holdings, Inc. and Bank of Canton of California Unaudited Pro Forma Condensed Combined Statements of Income

                (Dollars in thousands, Except for Per Share Data)

                                                            Nine months ended September 30, 2002
                                          ----------------------------------------------------------------------
                                                                         Pro Forma       Notes       Pro Forma
                                              UCBH            BCC       Adjustments       (1)         Combined
                                          -------------   ------------  ------------     -----      ------------
 Interest income                              $145,753        $49,780      $(7,681)       (13)         $187,852
 Interest expense                               56,600         26,065         1,787       (14)           84,452
                                          -------------   ------------  ------------                ------------
    Net interest income                         89,153         23,715       (9,468)                     103,400

 Provision for loan losses                       6,516            973            -                        7,489
                                          -------------   ------------  ------------                ------------
    Net interest income after
    provisions for loan losses                  82,637         22,742       (9,468)                      95,911

 Noninterest income                              8,548         11,790             -                      20,338
 Noninterest expenses                           48,067         14,720         1,479       (15)           64,266
                                          -------------   ------------  ------------                ------------

 Income before taxes                            43,118         19,812      (10,947)                      51,983
 Income tax expense                             16,895          8,227       (4,603)       (16)           20,519
                                          -------------   ------------  ------------                ------------

    Net income                                 $26,223        $11,585      $(6,344)                     $31,464
                                          =============   ============  ============                ============

Average common and common equivalent
  Shares outstanding, basic                 19,567,937                    1,325,592       (17)       20,893,529
Average common and common equivalent
  shares outstanding, diluted               20,481,384                    1,325,592       (17)       21,806,976


Basic earnings per share                         $1.34                                                    $1.51
Diluted earnings per share                        1.28                                                     1.44


                                                                  Year ended December 31, 2001
                                          ------------------------------------------------------------------------------
                                                                            Pro Forma         Notes         Pro Forma
                                              UCBH              BCC         Adjustments        (1)          Combined
                                          --------------    -----------   ---------------     -----      ---------------
 Interest income                               $202,787        $73,532         $(10,242)        (13)           $266,077
 Interest expense                               104,330         42,811             2,382        (14)            149,524
                                          --------------    -----------   ---------------                ---------------
    Net interest income                          98,457         30,721          (12,624)                        116,554

 Provision for loan losses                        5,620            949                 -                          6,569
                                          --------------    -----------   ---------------                ---------------
    Net interest income after
    provisions for loan losses                   92,837         29,772          (12,624)                        109,985

 Noninterest income                               6,905          9,388                 -                         16,293
 Noninterest expenses                            49,296         18,197             1,973        (15)             69,466
                                          --------------    -----------   ---------------                ---------------

 Income before taxes                             50,446         20,963          (14,597)                         56,812
 Income tax expense                              19,958          8,506           (6,138)        (16)             22,326
                                          --------------    -----------   ---------------                ---------------

    Net income                                  $30,488        $12,457          $(8,459)                        $34,486
                                          ==============    ===========   ===============                ===============

Average common and common equivalent
  Shares outstanding, basic                  19,073,388                        1,325,592        (17)         20,398,980
Average common and common equivalent
  shares outstanding, diluted                19,977,891                        1,325,592        (17)         21,303,483


Basic earnings per share                          $1.60                                                           $1.69
Diluted earnings per share                         1.53                                                            1.62



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

PRO FORMA EXPLANATORY NOTES

NOTE 1. The acquisition will be accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of BCC will be recorded at their respective fair values as of the date the merger was completed.

The unaudited pro forma financial information includes estimated adjustments to record certain assets and liabilities of BCC at their respective fair values. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of BCC, such as borrowings, will also be subject to adjustment to their respective fair values. Pending more detailed analyses, no pro forma adjustments are included herein for these assets and liabilities.

The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair values of BCC's tangible and identifiable intangible assets and liabilities. Any change in the fair value of the net assets of BCC will change the amount of the purchase price allocable to goodwill. Additionally, changes to BCC's stockholders' equity including net income through the date the merger is completed, will also change the amount of goodwill recorded. In addition, the final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined statement of income combines the historical consolidated condensed statements of income of UCBH and BCC as if UCBH's acquisition of BCC had become effective on January 1, 2001. For the purpose of the unaudited pro forma condensed combined statements of income, estimates of the fair value of BCC's assets and liabilities and their expected useful lives as of October 28, 2002 have been used. The impact upon income from amortization of the fair value adjustments is, therefore, also an estimate and subject to update as additional information becomes available.

BCC was merged into United Commercial Bank ("UCB"), a wholly-owned subsidiary of UCBH, on October 28, 2002. In order to obtain desired cost savings, certain branch and operational consolidations are planned. The impact these consolidations or any revenue synergies may have on future earnings of UCBH has not been incorporated into the pro forma combined statement of income.

NOTE 2. The computation of the cash adjustment is as follows (dollars in thousands):

           $(168,750)        Payment to 75% shareholders of BCC
               63,050        Cash from the issuance of trust preferred securities *
               80,580        Cash from FHLB borrowings
               14,206        Cash from sale of BCC's foreign equity securities
             (14,982)        Investment banking and professional fees
              (1,054)        Acquisition related costs
           ---------

           $ (26,950)        Net reduction in cash *
           ---------

* $25.0 million in trust preferred securities were issued in September 2002 and the related net proceeds of $24.3 million are included in the cash balances of UCBH as of September 30, 2002, bringing a total of $90.0 million in trust preferred securities issued with net proceeds of $87.3 million to fund
UCBH's acquisition of BCC.

NOTE 3. In conjunction with the merger, the FDIC required UCB to dispose of BCC's investment in the common stock of United World Chinese Commercial Bank, with book and market value of $14.2 million as of September 30, 2002. As of November 8, 2002, substantially all of the shares had been sold for a total of approximately $13.1 million.

NOTE 4. This amount, $1.7 million represents the fair value write-up of the loan portfolio.

NOTE 5. The adjustment to intangibles consists of $43.4 million in goodwill and $9.5 million in core deposit intangible. Goodwill is computed as follows (dollars in thousands):

Excess of purchase price over carrying value of assets acquired
               Purchase price                                          $220,000
               Estimated net assets acquired                            178,784
                                                                     ----------
               Net                                                      $41,216                  $41,216
                                                                     ==========

Fair value adjustments

               Loans                                                   $ (1,690)
               Land and buildings                                       (38,108)
               Fixed maturity deposits                                    3,419
               Fixed maturity borrowings                                  1,953
                                                                     ----------
                                                                      $ (34,426)                 (34,426)
                                                                     ==========

Acquisition costs

               Investment banking and professional fees                 $15,532
               Contract terminations                                        750
               Premises and equipment write-off                             772
               Board and employee severance                               3,500
               Tax liability                                              4,586
               Other                                                      2,508
                                                                     ----------
                                                                        $27,648                   27,648
                                                                     ==========

Gross amounts subject to deferred income tax
               Core deposit intangible                                   $9,541
               Fair value adjustments                                    34,426
                                                                     ----------
               Total gross amounts subject to deferred tax               43,967
               Income tax rate                                           42.05%
                                                                     ----------
               Deferred income tax liabilities                          $18,488                   18,488

Total intangibles                                                                                 52,926
Less:  Core Deposit Intangible                                                                    (9,541)
                                                                                             -----------
Total goodwill recorded                                                                          $43,385
                                                                                             ===========


NOTE 6. This amount, $38.1 million, represents the estimated write-up of the BCC premises to fair value. The primary component of this adjustment is the write-up of the building at 455 Montgomery Street in San Francisco. The estimated value based upon independent valuation of this building is $51.7 million and the book value is approximately $18.8 million.

NOTE 7. The pro forma adjustment (a) reclassifies $5.1 million in UCBH deferred tax asset to net against deferred tax liability in other liabilities since UCBH will have net deferred tax liabilities on a pro forma combined basis (b) capitalizes $2.0 million in issuance cost related to $65.0 million issuance of trust preferred securities. An additional $0.8 million in issuance cost was capitalized with the issuance of $25.0 million in trust preferred securities in September 2002.

NOTE 8. This amount, $3.4 million, represents the fair value adjustment to fixed maturity certificate of deposit portfolio.

NOTE 9.  The adjustment to borrowings of $82.5 million represents
a) FHLB Borrowings in the amount of $80.6 million to fund the BCC acquisition, and
b) Fair value adjustment in the amount of $2.0 million to fixed maturity FHLB Borrowings


NOTE 10. An additional $65.0 million in trust preferred securities were issued in October 2002 in conjunction with the acquisition of BCC. In September 2002, $25.0 million in trust preferred securities were issued, bringing the total to $90.0 million issued to fund the acquisition.

NOTE 11. The adjustment to other liabilities of $25.0 million represents
a)    $11.6 million in accrued costs associated with the acquisition;
b) $18.5 million in deferred income taxes from fair value adjustments of assets ($34.4) million and recognition of core deposit intangibles ($9.5) million, at the combined federal and state tax rate of 42.05%. (See NOTE 5.), offset by
c)    $5.1 million reclassification of deferred tax asset from other assets.

NOTE 12. The adjustment to total stockholders' equity of ($127.5) million consists of the issuance of shares of UCBH common stock valued at $51.3 million to the holders of 25% of the common stock of BCC, netted against the elimination of BCC stockholders' equity totaling ($178.8) million.

NOTE 13. The pro forma adjustment to interest income represents the amortization of fair value premium on BCC's available for sale securities portfolio and its loan portfolio. BCC's portfolio of available for sale securities and loans were assigned a cost basis equal to that of its fair value as of October 28, 2002. The resulting fair value premium, which is primarily due to changes in interest rates, is amortized to interest income over the expected duration of the assets. For securities, this is estimated to be 13 months. For loans, the expected duration is 7 years.

NOTE 14. The pro forma adjustment to interest expense is comprised of the following:

(a) Interest expense from the issuance of $90.0 million in trust preferred securities in connection with the acquisition. The average interest rate is 5.27%.
(b) Interest expense from an additional $80.6 million in FHLB borrowings in connection with the acquisition. The average interest rate is 1.90%.
Offset by
(c) The amortization of fair value premium related to fixed maturity deposits and borrowings. BCC's deposits and borrowings were recorded at their estimated fair values on October 28, 2002. The resulting fair value premium, primarily due to changes in interest rates, is amortized to interest expense over the remaining maturities. For deposits, the estimated maturity is one year. For borrowings, the estimated maturity is four years.

NOTE 15. The pro forma adjustment to noninterest expense results from additional depreciation and the amortization of intangible assets arising from the acquisition.
(a) Premises and buildings owned by BCC were recorded at their estimated fair value on October 28, 2002. The resulting fair value premium is amortized to noninterest expense over the remaining life of the associated property, estimated at 50 years.
(b) Adjustments have been made to reflect the recording of intangibles. In accordance with SFAS No 142, Goodwill and Other Intangible Assets, goodwill totaling $42.3 million resulting from UCBH's acquisition of BCC will not be expensed over a fixed period of time, but will be tested for impairment on a regular basis. In management's opinion, goodwill relating to the acquisition is presently not impaired. The pro forma condensed combined statement of income, therefore, includes no provision for any such goodwill impairment. Identifiable intangible assets, namely core deposit intangibles of $9.5 million, are amortized over their estimated period of benefit.

NOTE 16. The pro forma adjustment to tax expense is computed based on a combined federal and state tax rate of 42.05%.

NOTE 17. The pro forma adjustment of 1,325,592 shares is based on the issuance of UCBH common stock valued at $51.3 million with a share price of $38.66 to 25% shareholders of BCC. The share price of $38.66 is based upon the average of the per share closing prices on the NASDAQ of UCBH common stock during the 20 consecutive trading days prior to closing